Guidestone Funds: Medium Duration Bond Fund
( 604094 )

CUSIP: 060505EH3

Quarterly Report from Adviser for the Quarter Ending  09/30/2014

PROCEDURES PURSUANT TO RULE 10f-3*

       Securities Purchased

(1)  Name of Underwriters      (GS) GOLDMAN, SACHS & CO.
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
BBVA SECURITIES INC.
CAPITAL ONE SECURITIES, INC.
CASTLEOAK SECURITIES, L.P.
CIBC WORLD MARKETS INC.
COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.
DREXEL HAMILTON, LLC
GREAT PACIFIC FIXED INCOME SECURITIES, INC.
ING FINANCIAL MARKETS LLC
LLOYDS BANK PLC
LOOP CAPITAL MARKETS L.L.C.
MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED
MITSUBISHI UFJ SECURITIES (USA), INC.
NATIONAL AUSTRALIA BANK LIMITED
NATIXIS SECURITIES AMERICAS LLC
RABO SECURITIES USA, INC.
RBS SECURITIES INC.
SAMUEL A. RAMIREZ & COMPANY, INC.
SANTANDER INVESTMENT SECURITIES INC.
SCOTIA CAPITAL (USA) INC
SG AMERICAS SECURITIES, LLC
STANDARD CHARTERED BANK
WILLIAMS CAPITAL GROUP L.P. (THE)


 (2)  Name of Issuer     BANK OF AMERICA CORP

(3)  Title of Security   BANK OF AMERICA CORPORATION 6.25% 05 SEP 2049-24

(4)  Date of Prospectus or First Offering     09/02/14

(5)  Amount of Total Offering **      2,000,000,000

(6)  Unit Price  (Local Currency)     100.000

(7)  Underwriting Spread or Commission     1.5000

(8)  Rating     SP:BB/ MD:Ba3/ FT:BB

(9)  Maturity Date     09/29/49

(10)  Current Yield     6.7338%

(11)  Yield to Maturity     6.25%

(12)  Subordination Features     Jr Subordinated



 *Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which
   Goldman, Sachs & Co. (Goldman Sachs ) or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of US 1940 Act Fund.

   **The amount of the total offering for equity transactions is shown in shares, the amount of the total offering for debt trasactions is shown in dollars.

Guidestone Funds: Medium Duration Bond Fund
( 604094 )
CUSIP: 060505EH3
Quarterly Report from Adviser for the Quarter Ending  09/30/2014

PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(13)   Nature of Political Entity, if any,      N/A
   including, in the case of revenue bonds, underlying entity supplying the revenue

(14)  Total Par Value of Securities Purchased***      300,000.00

(15)  Dollar Amount of Purchases ($)      $300,000.00

(16)  Number of Securities Purchased      300,000.00

(17)  Years of Continuous Operation     At least 3 years of Operation
  (excluding municipal securities; see (25)(d) below)

(18)  % of Offering Purchased by Fund     0.0150%

(19)  % of Offering Purchased by     6.2351%
  all other GSAM-managed Portfolios and Accounts

(20)  Sum of (18) and (19)****     6.2500%

(21)  % of Fund's Total Assets applied      0.1438%
  to Purchase

(22)  Name(s) of Underwriter(s) or      MERRILL LYNCH, PIERCE, FENNER &
SMITH, INCORPORATED

  Dealer(s) from whom Purchased

(23)   Is the Adviser, any Subadviser or any
  person of which the Adviser or Subadviser
   is an   affiliated person  , a Manager or Co-Manager
  of the Offering?     Yes_x__  No____

(24)  Were Purchases Designated as Group
  Sales or otherwise allocated to
   the Adviser, any Subadviser or any person
  of which the Adviser or Subadviser is an     Yes____  No_x__
     affiliated person  ?



 *** For equity securities, the figure shown represents the number of shares purchased.

   ****May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P. ( GSAM ) or
Goldman Sachs Asset Management International (  GSAMI  ), and  any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers ( QIBs ) plus (B) the principal amount of the class of securities being offered in any concurrent offering.



Guidestone Funds: Medium Duration Bond Fund
( 604094 )
CUSIP: 060505EH3
Quarterly Report from Adviser for the Quarter Ending  09/30/2014



PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(25)  Have the following conditions been satisfied:

  (a) The securities were: (i) part of an issue
   registered under the Securities Act of 1933,
   as amended,  which is being offered to the public;
   (ii) U.S. government securities, as defined
   in Section 2(a)(16) of the Securities Exchange Act
   of 1934, as amended (the  Exchange Act  );
  (iii) Eligible Municipal Securities; (iv) securities sold
   in an Eligible Foreign Offering; or (v) were securities
   sold in an Eligible Rule 144A Offering?     Yes_x__  No____


  (b) The securities were purchased prior to the end of
  the first day on which any sales to the public
   were made, at a price that was not more than
  the price paid by each other purchaser of securities
  in that offering or in any concurrent offering of
    the securities(except, in the case of an Eligible
   Foreign Offering, for any rights to purchase
  required by law to be granted to existing security
   holders of the issue) or, if a rights offering,
   the securities were purchased on or before the
  fourth day preceding the day on which the
   rights offering terminated.     Yes_x__  No____



  (c) The underwriting was a firm commitment
  underwriting?       Yes_x__  No____



  (d) With respect to any issue of securities
    other than Eligible Municipal Securities,
  was the issuer of such secutrities to be
  purchased in continuous operation for not
   less than three years, including the operation
  of any predecessors; or with respect to any
  issue of Eligible Municipal Securities to
   be purchased, were the securities sufficiently
  liquid that they could be sold at or near
  their carrying value within a reasonably
  short period of time and either: (i) were
  subject to no greater than moderate credit
   risk; or (ii) if the issuer of the municipal
   securities, or the entity supplying the revenues
   from which the issue is to be paid, had been in
  continuous operation for less than three years
  (including the operation of any predecessors)
  the securities were subject to a minimal
  or low amount of credit risk?      Yes____  No____